EXHIBIT 10.58

[GRAPHIC]

PROMISSORY NOTE

October 31, 2003

(Date)

FOR VALUE RECEIVED, Provena Foods Inc. a corporation located at the address stated below (“Maker”) promises, jointly and severally if more than one, to pay to the order of General Electric Capital Corporation or any subsequent holder hereof (each, a “Payee”) at its office located at 2400 E. Katella Avenue Suite 800, Anaheim, CA 92806 or at such other place as Payee or the holder hereof may designate, the principal sum of Eight Hundred Sixty Six Thousand Seven Hundred Fifty and No/100 Dollars ($866,750.00), with interest on the unpaid principal balance, from the date hereof through and including dates of payment, at a floating per annum simple interest rate (“Contract Rate”) as hereinafter calculated.

Prior to election to convert, the Contract Rate for any given period (“Effective Period”) following the first Effective Period shall be equal to the sum of (i) Three and Sixty Five One-Hundredths percent (3.65%) per annum plus (ii) a variable per annum interest rate (“Current CPR”), which shall be equal to the rate listed for “1-Month” Commercial Paper (Non-Financial) under the column indicating the daily rate as stated in the Federal Reserve Statistical Release H.15 (519) published on the first Business Day of the current month in which the applicable Effective Period ends. If, for any reason whatsoever, the Federal Reserve Statistical Release H.15 (519) is no longer published, the Current CPR shall be equal to the latest commercial paper rate for high grade unsecured notes of 30 days maturity sold through dealers by major corporations in multiples of $1.000 as indicated in the “Money Rate” column of the Wall Street Journal. Eastern Edition, published on the first Business Day of the calendar month in which the applicable Effective Period ends. As used herein, the term “Business Day” shall mean and include any calendar day other than a day on which all commercial banks in the City of New York, New York are required or authorized to be closed.

The first Effective Period shall begin on the date hereof, and shall continue through the earlier of (w) the date the first Periodic Installment (or part thereof) is received by Payee and (x) the date on which the first Periodic Installment is due. Each subsequent Effective Period shall begin on the day after the last day of the previous Effective Period and shall continue through the earlier of (y) the date the earliest due and unpaid Periodic Installment (or part thereof) is received by Payee and (z) the date on which the next Periodic Installment is due. The Contract Rate for the first Effective Period shall be equal to the sum of (i) Three and Sixty Five One-Hundredths percent (3.65%) per annum plus (ii) a variable per annum interest rate, which shall be equal to the rate listed for “1-Month” Commercial Paper (Non-Financial) under the column indicating the daily rate as stated in the Federal Reserve Statistical Release H.15 (519) published as of the first Business Day of the current month in which the first Effective Period ends.

So long as no default exists hereunder and all of the terms and conditions of this Note are fulfilled, Maker may elect to convert, one time only, (the “Option to Convert”) the Contract Rate to a fixed per annum simple interest rate as of any date on which a Periodic Installment is due upon at least 30 but no more than 60 days prior written notice (the “Notice Date”) to Payee accompanied by a Conversion Fee of $500.00. The notice shall be irrevocable and shall be sent to the attention of Payee’s Customer Support Operations Center Manager, 40 Old Ridgebury Road, Danbury, CT 06810-5105. Such notice shall state the due date of a Periodic Installment on which Maker elects the fixed Contract Rate to apply. Maker shall pay to Payee, prior to the effective date of the fixed Contract Rate, an additional sum, if any, sufficient to amortize the unpaid principal over the balance of the original term hereof at the Contract Rate applicable for the first Periodic Installment. If Maker elects to exercise this Option to Convert, the fixed Contract Rate shall be equal to:

(a) If there are 18 months or fewer remaining before the Final Installment of this Note is due the sum of Three and Seventy Six One-Hundredths percent (3.76%) per annum plus the “Current Rate” which shall be the per annum interest rate listed for “1-Year” Treasury, constant maturity under the column indicating the daily rate as stated in the Federal Reserve Statistical Release H.15 (519) published on the first Business Day of the second calendar month preceding the calendar month in which the first payment will be due under the fixed Contract Rate. If, for any reason whatsoever, the Federal Reserve Statistical Release H.15 (519) is no longer published, the Current Rate shall be equal to the latest annualized interest rate for “one year” U.S. Treasury Bills as reported by the Federal Reserve Board on a weekly average basis as adjusted for constant maturity as indicated in the “Money Rates” column of the Wall Street Journal, Eastern Edition, published on the first Business Day of the calendar month in which the fixed Contract Rate will be effective.

(b) If there are more than eighteen (18) but forty-two (42) months or less remaining before the Final Installment of this Note is due, the sum of Three and Thirty Seven One Hundredths percent (3.37%) per annum plus the “Current Rate” which shall be determined in the same manner as noted in subparagraph (a) above except it shall be based upon the rate listed for “2-Year” Treasury bills.

(c) If there are more than forty-two (42) but sixty (60) months or less remaining before the Final Installment of this Note is due, the sum of Three and Thirty One-Hundredths percent (3.30%) per annum plus the “Current Rate” which shall be determined in the same manner as noted in subparagraph (a) above except it shall be based upon the rate listed for “3-Year” Treasury bills.

Subject to the other provisions hereof, the principal and interest on this Note is payable in lawful money of the United States in Sixty (60) consecutive monthly installments as follows:

Periodic Installment	Amount
1 though 59	$16,221.97

each (“Periodic Installment”) and a final installment which shall be in the amount of the total outstanding unpaid principal and interest. The first Periodic Installment shall be due and payable on              and the following Periodic Installments shall be due and payable on the same day of each succeeding period (each, a “Payment Date”). All payments shall be applied first to interest and then to principal. The acceptance by Payee of any payment which is less than payment in full of all amounts due and owing at such time shall not constitute a waiver of Payee’s right to receive payment in full at such time or at any prior or subsequent time. Interest shall be calculated on the basis of a 365 day year (366 day leap year) and will be charged at the Contract Rate for each calendar day on which any principal is outstanding.

The amount and number of the Periodic Installments will not change with fluctuations in the Contract Rate. Any increase in the Contract Rate shall be reflected by a corresponding decrease in the portion of the Periodic Installment credited to the remaining unpaid principal balance. Any decrease in the Contract Rate shall be reflected as a corresponding increase in the portion of the Periodic Installment credited to the remaining unpaid principal balance. Notwithstanding the foregoing, at the end of each three (3) month period commencing with the first Payment Date hereof, Maker agrees to pay to Payee forthwith an additional sum (“Quarterly Payment”) sufficient to amortize the unpaid principal over the balance of the original term hereof at the Contract Rate applicable for the first Periodic Installment.

If, and for so long as, the amount of interest due exceeds the amount of the Periodic Installment, Maker agrees to pay forthwith, in addition to (i) any Periodic Installment then due and (ii) any Quarterly Payment, the amount by which said interest exceeds the Periodic Installment. In the event interest only is required to be paid during any period, the interest for such period shall be due and payable monthly as it accrues and shall be calculated on the unpaid principal balance existing at the commencement of such period.

The Maker hereby expressly authorizes the Payee to insert the date value is actually given in the blank space on the face hereof and on all related documents pertaining hereto.

This Note may be secured by a security agreement, chattel mortgage, pledge agreement or like instrument (each of which is hereinafter called a “Security Agreement”).

Time is of the essence hereof. If any installment or any other sum due under this Note or any Security Agreement is not received within ten (10) days after its due date, the Maker agrees to pay, in addition to the amount of each such installment or other sum, a late payment charge of five percent (5%) of the amount of said installment or other sum, but not exceeding any lawful maximum. If (i) Maker fails to make payment of any amount due hereunder within ten (10) days after the same becomes due and payable; or (ii) Maker is in default under, or fails to perform under any term or condition contained in any Security Agreement, then the entire principal sum remaining unpaid, together with all accrued interest thereon and any other sum payable under this Note or any Security Agreement, at the election of Payee, shall immediately become due and payable, with interest thereon at the lesser of eighteen percent (18%) per annum or the highest rate not prohibited by applicable law from the date of such accelerated maturity until paid (both before and after any judgment).

The Maker may prepay in full, but not in part, its entire indebtedness hereunder upon payment of the entire indebtedness plus an additional sum as a premium equal to the following percentages of the original principal balance for the indicated period:

Prior to the first annual anniversary date of this Note: Three percent (3.0%)

Thereafter and prior to the second annual anniversary date of this Note: Two percent (2.0%)

Thereafter and prior to the third annual anniversary date of this Note: One percent (1.0%) and zero percent (0%) thereafter, plus all other sums due hereunder or under any Security Agreement.

It is the intention of the parties hereto to comply with the applicable usury laws; accordingly, it is agreed that, notwithstanding any provision to the contrary in this Note or any Security Agreement, in no event shall this Note or any Security Agreement require the payment or permit the collection of interest in excess of the maximum amount permitted by applicable law. If any such excess interest is contracted for, charged or received under this Note or any Security Agreement, or if all of the principal balance shall be prepaid, so that under any of such circumstances the amount of interest contracted for, charged or received under this Note or any Security Agreement on the principal balance shall exceed the maximum amount of interest permitted by applicable law, then in such event (a) the provisions of this paragraph shall govern and control, (b) neither Maker nor any other person or entity now or hereafter liable for the payment hereof shall be obligated to pay the amount of such interest to the extent that it is in excess of the maximum amount of interest permitted by applicable law, (c) any such excess which may have been collected shall be either applied as a credit against the then unpaid principal balance or refunded to Maker, at the option of the Payee, and (d) the effective rate of interest shall be automatically reduced to the maximum lawful contract rate allowed under applicable law as now or hereafter construed by the courts having jurisdiction thereof. It is further agreed that without limitation of the foregoing, all calculations of the rate of interest contracted for, charged or received under this Note or any Security Agreement which are made for the purpose of determining whether such rate exceeds the maximum lawful contract rate, shall be made, to the extent permitted by applicable law, by amortizing, prorating, allocating and spreading in equal parts during the period of the full stated term of the indebtedness evidenced hereby, all interest at any time contracted for, charged or received from Maker or otherwise by Payee in connection with such indebtedness; provided, however, that if any applicable state law is amended or the law of the United States of America preempts any applicable state law, so that it becomes lawful for the Payee to receive a greater interest per annum rate than is presently allowed, the Maker agrees that, on the effective date of such amendment or preemption, as the case may be, the lawful maximum hereunder shall be increased to the maximum interest per annum rate allowed by the amended state law or the law of the United States of America.

The Maker and all sureties, endorsers, guarantors or any others (each such person, other than the Maker, an “Obligor”) who may at any time become liable for the payment hereof jointly and severally consent hereby to any and all extensions of time, renewals, waivers or modifications of, and all substitutions or releases of, security or of any party primarily or secondarily liable on this Note or any Security Agreement or any term and provision of either, which may be made, granted or consented to by Payee, and agree that suit may be brought and maintained against any one or more of them, at the election of Payee without joinder of any other as a party thereto, and that Payee shall not be required first to foreclose, proceed against, or exhaust any security hereof in order to enforce payment of this Note. The Maker and each Obligor hereby waives presentment, demand for payment, notice of nonpayment, protest, notice of protest, notice of dishonor, and all other notices in connection herewith, as well as filing of suit (if permitted by law) and diligence in collecting this Note or enforcing any of the security hereof, and agrees to pay (if permitted by law) all expenses incurred in collection, including Payee’s actual attorneys’ fees. Maker and each Obligor agrees that fees not in excess of twenty percent (20%) of the amount then due shall be deemed reasonable.

THE MAKER HEREBY UNCONDITIONALLY WAIVES ITS RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF, DIRECTLY OR INDIRECTLY, THIS NOTE, ANY OF THE RELATED DOCUMENTS, ANY DEALINGS BETWEEN MAKER AND PAYEE RELATING TO THE SUBJECT MATTER OF THIS TRANSACTION OR ANY RELATED TRANSACTIONS, AND/OR THE RELATIONSHIP THAT IS BEING ESTABLISHED BETWEEN MAKER AND PAYEE. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT (INCLUDING, WITHOUT LIMITATION, CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS.) THIS WAIVER IS IRREVOCABLE MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING, AND THE WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS NOTE, ANY RELATED DOCUMENTS, OR TO ANY OTHER DOCUMENTS OR AGREEMENTS RELATING TO THIS TRANSACTION OR ANY RELATED TRANSACTION. IN THE EVENT OF LITIGATION, THIS NOTE MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

This Note and any Security Agreement constitute the entire agreement of the Maker and Payee with respect to the subject matter hereof and supercedes all prior understandings, agreements and representations, express or implied.

No variation or modification of this Note, or any waiver of any of its provisions or conditions, shall be valid unless in writing and signed by an authorized representative of Maker and Payee. Any such waiver, consent, modification or change shall be effective only in the specific instance and for the specific purpose given.

Any provision in this Note or any Security Agreement which is in conflict with any statute, law or applicable rule shall be deemed omitted, modified or altered to conform thereto.

Provena Foods Inc.

/s/ RONALD PROVERA	By:	/s/ THOMAS J. MULRONEY

(Witness)
RONALD PROVERA	Name:	THOMAS J. MULRONEY
(Print name)
5010 Eucalyptus Ave	Title:	CFO
(Address) Chino, C.A. 91710
Federal Tax ID #: 95-2782215

	Address:	5010 Eucalyptus, Chino, San Bernardino County, CA 91710